Exhibit 31(d)

Certifications

I, Joseph J. Fitzsimmons, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Wendy’s International, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 28, 2008

/s/ JOSEPH J. FITZSIMMONS
Name:	Joseph J. Fitzsimmons
Title:	Executive Vice President and Chief Financial Officer